UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 16, 2007
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174 (Commission File No.)	14-1160510 (I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2007 Warwick Valley Telephone Company (the “Company”) issued a press release announcing that on January 15, 2007 the Company entered into an employment agreement with Thomas H. Gray, age 57, as Interim President & Chief Executive Officer. Mr. Gray is the founder and leader of the Telecom Expert Group (2001-present). Formerly a Vice President with Ameritech, Belgacom (from 1994-2000), and FLAG Telecom (from 2000-2001), he has 37 years experience in United States and international telecom general management, strategy, organization, due diligence, mergers and acquisitions, marketing, product development, customer service and operations. His experience with small business operations was obtained as Managing Director of Mooney Airplane Company (from 2004-present).

Mr. Gray’s employment will be for a three to six month period effective from the date of the agreement but may be terminated at any time by either Mr. Gray or the Company, effective on the 30th day after delivery of written notice to the other party. He will receive a salary of $8,333.83 per week. The Company will reimburse Mr. Gray for reasonable travel and incidental expenses such as lodging and meals use of a company car for business purposes, and weekly airfare to and from his home. Mr. Gray will not be eligible for employee benefits, fringe benefits or other perquisites made available to Company employees. Mr. Gray will also enter into an agreement with the Company indemnifying Mr. Gray with respect to certain legal costs and expenses pursuant to the Company’s By-Laws and the New York Business Corporation Law. The agreement will be in the form previously utilized by the Company with other officers and directors.

A copy of the press release containing such announcement is found in Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 8.01.	Other Events.

Warwick Valley Telephone Company is mailing its shareholders and informational newsletter. A copy of this newsletter is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release entitled “WVT Announces Interim CEO,” dated January 16, 2007.

99.2 Shareholder newsletter dated January 16, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY
(Registrant)
Date: January 16, 2007	By: /s/ Thomas H. Gray

Name: Thomas H. Gray
Title: Interim President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled “WVT Announces Interim CEO,” dated January 16, 2007.

99.2	Shareholder newsletter dated January 16, 2007.